Stockgroup Announces Profitable Third Quarter Results

7th Consecutive quarterly increase in revenue, $0.26 million in positive Cash flow

New York, NY, November 9, 2004 -- Stockgroup Information Systems Inc., (OTCBB: SWEB, TSX-V: SWB) a financial media and technology company is pleased to announce its financial results for the third quarter ended September 30, 2004.   There will be a conference call to discuss the Q3 results today at 4:05pm EST.   The full quarterly report on Form 10-QSB will be available on EDGAR and SEDAR today.

Highlights Q3, 2004 compared to Q3, 2003 (All amounts US$)

  Revenue increased 64% to $1.23 million

  Gross Profit increased 66% to $0.99 million

  Gross Profit Margin of 81%

  Cash From Operations of $0.26 million

Revenue for Q3, 2004 was US$1.23 million compared to US$0.75 million for Q3, 2003, an increase of 64%.  Gross profit improved 66% to US$0.99 million from US$0.60 million in Q3 2003.  Gross Profit Margin increased to 81% from 80% in 2003.  Net Income for the Company was US$0.011 million and $0.00 per share compared to loss from operations of US$0.276 million ($0.01 per share) for Q3 2003.

Cash from operations was US$0.26 million compared to a loss of US$0.17 million in Q3 2003 an improvement of $0.43 million.

“Although traditionally the summer quarter is one of the slowest, we are proud to have delivered our seventh consecutive quarterly increase in revenue and second consecutive quarter of profits.’ stated Marcus New, CEO.  ‘Our licensing business continues to sign new customers and our strategy of fulfilling more market information needs of our enterprise clients continues to generate success with additional incremental revenue.  We are also delighted to see an increase in advertising for our media property Stockhouse.com.”

Highlights 9-Months 2004 compared to 9-Months 2003 (All amounts US$)

  Revenue increased 70% to $3.46 million

  Gross Profit increased 80% to $2.80 million

  Net loss decreased 99% to $24,700 from $1.64 million

  Loss per share was $0.00 compared to a loss of $0.07

Revenue for the nine months ended September 30, 2004 was US$3.46 million compared to US$2.04 million for the same period 2003, an increase of 70%.  Gross profit improved 80% to $2.80 million in 2004 from $1.55 million to the same period 2003.  Loss from operations for the nine months was US$24,700 ($0.00/share) compared to US$1.64 million ($0.07/share) in fiscal 2003.

Management Changes

Mr. Leslie Landes, President and COO of Stockgroup will be retiring from his full time position with the company on December 31, 2004.  Effective January 1, 2005, Mr. Landes will assume the role of Chairman of the Board replacing Marcus New who will be resigning as Chairman.  Mr. New will continue in the capacity of President and Chief Executive Officer.

“We are thankful for the tremendous contribution Mr. Landes has made to the Company over the past six years.  Mr. Landes has been instrumental in creating a Company that has stabilized itself financially, grown its customer base, built a great team of people, and has one of the most positive outlooks for the upcoming year that we have seen in the Company’s history.  On behalf of the entire company we want to thank Mr. Landes for his contribution and look forward to his continued involvement as the Chairman of the Board,” stated Marcus New, CEO.

“I’m proud of the progress and accomplishments that Stockgroup has demonstrated” stated Leslie Landes, President. “We have been through the incredible turmoil that so negatively affected our industry sectors and resulted in so many terminal casualties. Today Stockgroup has the experience, the products and the people to do great things. We are better positioned today than ever before in our history to seize the market opportunities available to us”.

Conference Call

A conference call and web cast will be held on Tuesday, November 9, 2004 at 4:05pm EST to discuss the Company's third quarter results. To participate in the conference call, please dial 1-877-895-3312. Approximately 5-10 minutes prior to the start time or log on to the Company’s website at www.stockgroup.com.  The call will be archived for a period of thirty days.

ABOUT STOCKGROUP

Stockgroup Information Systems Inc. is a financial media and technology company. It is a provider of private labeled Financial Software and Content Systems to media, corporate and financial services companies. Stockgroup employs proprietary technologies, which enable its clients to provide financial data streams and news, combined with fundamental, technical, productivity and disclosure tools to their customers, shareholders and employees at a fraction of the cost of traditional internal methods. Stockgroup is also a provider of Public Company Disclosure and Awareness Products. Its financial Web sites, including www.stockhouse.com, www.stockhouse.ca and www.smallcapcenter.com, are online research centers for the investment community. To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com.

Contact:
David Gillard, CFO

Stockgroup Information Systems Inc.

800-650-1211

This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934.  Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.  Forward looking statements in this action may be identified through the use of words such as “expects”, “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may,” “could,” or “might” occur.

This release has neither been approved or disapproved by the TSX

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED - Expressed in U.S. Dollars)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
REVENUE
Revenues (note 4)	$1,226,986	$745,801	$3,458,171	$2,036,044
Cost of revenues (note 4)	237,954	150,529	658,536	484,215
Gross profit	$989,032	$595,272	$2,799,635	$1,551,829

EXPENSES
Sales and marketing	$372,815	$220,877	$1,100,505	$545,692
General and administrative	$610,911	$640,018	$1,738,730	$1,751,807
	$983,726	$860,895	$2,839,235	$2,297,499
INCOME(LOSS) FROM OPERATIONS	$5,306	$(265,623)	$(39,600)	$(745,670)

Interest income	4,581	134	14,939	134
Interest expense	(37)	(8,803)	(1,660)	(893,801)
Other income (expense)	1,599	(1,604)	1,602	1521

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$11,449	$(275,896)	$(24,719)	$(1,637,816)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$0.00	$(0.01)	$(0.00)	$(0.07)

Fully diluted weighted average shares outstanding for the period	34,643,763	29,246,784	34,064,667	24,688,123

Stockgroup Information Systems Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED - Expressed in U.S. Dollars)

	September 30,	December 31,
	2004	2003
ASSETS
CURRENT
Cash and cash equivalents	$1,624,141	$1,400,195
Marketable securities	52,314	2,616
Accounts receivable [net of allowances for doubtful accounts of $76,734; December 31, 2003 $45,016] (note 4)	451,488	325,057
Prepaid expenses	111,669	79,648
TOTAL CURRENT ASSETS	$2,239,612	$1,807,516
Property and equipment, net (note 6)	$386,268	$311,632
	$2,625,880	$2,119,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$267,824	$217,110
Accrued payroll liabilities	99,218	115,208
Deferred revenue	685,597	499,525
Capital lease obligation	-	38,920
TOTAL LIABILITIES	$1,052,639	$870,763

COMMITMENTS AND CONTINGENCIES (note 5)

SHAREHOLDERS’ EQUITY (note 2)
Common Stock, No Par Value
Authorized shares – 75,000,000
Issued and outstanding shares – 33,931,221 at September 30, 2004 [32,498,721 – December 31, 2003]	$13,568,499	$13,218,924
Additional paid-in capital	3,099,314	3,099,314
Accumulated deficit	(15,094,572)	(15,069,853)
TOTAL SHAREHOLDERS’ EQUITY	$1,573,241	$1,248,385
	$2,625,880	$2,119,148

(1)

The balance sheet at December 31, 2003 has been derived from the audited consolidated financial statements at that date.

The Accompanying Notes Are An Integral Part

Of These Unaudited Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED - Expressed in U.S. Dollars)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
OPERATING ACTIVITIES
Net income (loss)	$11,449	$(275,896)	$(24,719)	$(1,637,816)
Add (deduct) non-cash items
Amortization	109,897	96,500	295,018	286,353
Effective interest on convertible notes and debentures	-	-	-	860,351
Bad debt expense (recovery)	(4,145)	13,003	31,718	65,656
Unrealized foreign exchange gain	-	-	-	23,761
	$117,201	$(166,392)	$302,017	$(401,695)
Net changes in non-cash working capital
Marketable securities	(25,231)	1,603	(49,698)	(1,511)
Accounts receivable	124	(6,916)	(158,149)	(249,483)
Prepaid expenses	33,428	3,655	(32,021)	21,595
Accounts payable and accrued liabilities	39,651	(9,369)	50,714	(28,874)
Accrued payroll liabilities	7,364	10,955	(15,990)	(42,556)
Accrued interest notes payable	-	(15,836)	-	(23,763)
Deferred revenue	87,955	14,181	186,072	6,120

CASH PROVIDED BY (USED IN) OPERATIONS	$260,492	$(168,119)	$282,945	$(720,167)

INVESTING ACTIVITIES
Property and equipment (net)	$(41,742)	$(10,220)	$(78,954)	$(27,859)

CASH USED IN INVESTING	$(41,742)	$(10,220)	$(78,954)	$(27,859)

FINANCING ACTIVITIES
Issuance of common stock and warrants (net)	$-	$215,278	$-	$840,559
Proceeds on exercise of warrants	-	498,000	-	581,775
Proceeds on exercise of stock options	-	450	58,875	12,420
Repayment of (proceeds from) convertible debt	-	-	-	(35,332)
Repayment of notes payable	-	(208,158)	-	(255,158)
Repayment of capital lease obligation	-	(20,525)	(38,920)	(76,144)

CASH PROVIDED BY FINANCING	$-	$485,045	$19,955	$1,068,120

INCREASE IN CASH AND CASH EQUIVALENTS	$218,750	$306,706	$223,946	$320,094
Cash and cash equivalents, beginning of period	1,405,391	553,358	1,400,195	539,970

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,624,141	$860,064	$1,624,141	$860,064

The Accompanying Notes Are An Integral Part

Of These Unaudited Financial Statements.